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                                                             Exhibit 99.B.(h)(3)

                                   SCHEDULE C
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
          DATED AS OF SEPTEMBER 16, 2002 AND AMENDED SEPTEMBER 17, 2003
                                     BETWEEN
                           SEI ASSET ALLOCATION TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT


Portfolios:     This Agreement shall apply with respect to all portfolios of the
                Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust
                (collectively, the "Funds"):

                Diversified Conservative Income Fund
                Diversified Conservative Fund
                Diversified Global Moderate Growth Fund
                Diversified Moderate Growth Fund
                Diversified Global Growth
                Fund Diversified Global Stock Fund
                Diversified U.S. Stock Fund
                Defensive Strategy Fund
                Tax-Managed Defensive Strategy Fund
                Conservative Strategy Fund
                Tax-Managed Conservative Strategy Fund
                Moderate Strategy Fund
                Tax-Managed Moderate Strategy Fund
                Aggressive Strategy Fund
                Tax-Managed Aggressive Strategy Fund
                Core Market Strategy Fund (Broad Market Core Fund)
                Tax-Managed Core Market Strategy Fund (Tax-Managed Broad Market Core Fund)
                Market Growth Strategy Fund (Broad Market Growth Fund) Tax-Managed Market Growth Strategy Fund (Tax-Managed Broad Market Growth Fund)


Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

                Diversified Conservative Income Fund - Class A, D and I Shares             0.20%
                Diversified Conservative Fund - Class A, D and I Shares                    0.20%
                Diversified Global Moderate Growth Fund - Class A, D and I Shares          0.20%
                Diversified Moderate Growth Fund - Class A, D and I Shares                 0.20%
                Diversified Global Growth Fund - Class A, D and I Shares                   0.20%
                Diversified Global Stock Fund - Class A, D and I Shares                    0.20%
                Diversified U.S. Stock Fund - Class A, D and I Shares                      0.20%
                Defensive Strategy Fund - Class A and D Shares                             0.20%
                Tax-Managed Defensive Strategy Fund - Class A and D Shares                 0.20%
                Conservative Strategy Fund - Class A and D Shares                          0.20%
                Tax-Managed Conservative Strategy Fund - Class A and D Shares              0.20%
                Moderate Strategy Fund - Class A and D Shares                              0.20%
                Tax-Managed Moderate Strategy Fund - Class A and D Shares                  0.20%
                Aggressive Strategy Fund - Class A and D Shares                            0.20%

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
                Tax-Managed Aggressive Strategy Fund - Class A and D Shares                                              0.20%
                Core Market Strategy Fund (Broad Market Core Fund) - Class A and D Shares                                0.20%
                Tax-Managed Core Market Strategy Fund (Tax-Managed Broad Market Core Fund) - Class A and D Shares        0.20%
                Market Growth Strategy Fund (Broad Market Growth Fund) - Class A and D Shares                            0.20%
                Tax-Managed Market Growth Strategy Fund (Tax-Managed Broad Market Growth Fund) - Class A and D Shares    0.20%